As filed with the Securities and Exchange Commission on October 17, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RAMBUS INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3112828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4440 El Camino Real

Los Altos, California 94022

(Address, including zip code, of Principal Executive Offices)

2006 Equity Incentive Plan

2006 Employee Stock Purchase Plan

(Full title of the plans)

Thomas R. Lavelle, Esq.

Sr. Vice President and General Counsel

Rambus Inc.

4440 El Camino Real

Los Altos, California 94022

(650) 947-5000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Aaron J. Alter, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE (1)

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value
—Reserved under 2006 Equity Incentive (the “2006 Plan”)	8,400,000	$20.94	(2)	$175,896,000.00	$5,400.01
—Reserved under 2006 Employee Stock Purchase Plan (the “2006 ESPP”)	1,600,000	$17.80	(3)	$28,480,000.00	$874.34
Total	10,000,000			$204,376,000.00	$6,274.35

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Shares”) that may become issuable under the 2006 Plan and the 2006 ESPP (together, the “Plans”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Shares.
(2)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select on October 15, 2007.
(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select on October 15, 2007, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the 2006 ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) on September 14, 2007;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 and June 30, 2007 filed pursuant to Section 13(a) of the Exchange Act, each filed on October 17, 2007;

(c) The Registrant’s Current Reports on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on January 5, 2007, January 24, 2007 (only the information under Item 3.01 is incorporated herein by reference), February 6, 2007, February 7, 2007, March 9, 2007, March 21, 2007, April 25, 2007 (only the information under Item 8.01 is incorporated herein by reference), May 16, 2007, June 1, 2007, June 12, 2007, July 17, 2007, August 6, 2007, August 22, 2007, August 23, 2007, August 27, 2007, September 7, 2007, September 14, 2007, September 24, 2007 and October 17, 2007; and

(d) The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 2, 1997, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Inapplicable.

Item 5.	Interests of Named Experts and Counsel.

Inapplicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation and Bylaws provide for the indemnification of present and former directors, officers, employees and agents of the Registrant and persons serving as directors, employees or agents of another corporation or entity at the request of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant enters into indemnification agreements with each of its directors and executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of the Registrant or another entity at the request of the Registrant. The Registrant maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7.	Exemption from Registration Claimed.

Inapplicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.2(1)	2006 Equity Incentive Plan.

4.3(2)	2006 Employee Stock Purchase Plan (as amended and restated as of February 21, 2007).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this registration statement).

(1)	Incorporated by reference to the Form 8-K filed on May 16, 2006.
(2)	Incorporated by reference to the Form 10-Q for the period ended June 30, 2006 filed on September 14, 2007.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on this 17th day of October, 2007.

RAMBUS, INC.

By:	/s/ Satish Rishi
Satish Rishi
Sr. Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Satish Rishi as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Harold Hughes	Chief Executive Officer and Director (principal executive officer)	October 17, 2007
Harold Hughes

/s/ Satish Rishi	Sr. Vice President, Finance and Chief	October 17, 2007
Satish Rishi	Financial Officer (principal financial and accounting officer)

/s/ Kevin Kennedy	Chairman of the Board of Directors	October 17, 2007
Kevin Kennedy

/s/ J. Thomas Bentley	Director	October 17, 2007
J. Thomas Bentley

/s/ Sunlin Chou	Director	October 17, 2007
Sunlin Chou

/s/ Bruce Dunlevie	Director	October 17, 2007
Bruce Dunlevie

/s/ P. Michael Farmwald	Director	October 17, 2007
P. Michael Farmwald

/s/ Penelope Herscher	Director	October 17, 2007
Penelope Herscher

/s/ Mark Horowitz	Director	October 17, 2007
Mark Horowitz

/s/ David Shrigley	Director	October 17, 2007
David Shrigley

/s/ Abraham Sofaer	Director	October 17, 2007
Abraham Sofaer

RAMBUS INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.2(1)	2006 Equity Incentive Plan.

4.3(2)	2006 Employee Stock Purchase Plan (as amended and restated as of February 21, 2007).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this registration statement).

(1)	Incorporated by reference to the Form 8-K filed on May 16, 2006.
(2)	Incorporated by reference to the Form 10-Q for the period ended June 30, 2006 filed on September 14, 2007.